QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.33

REGULATIONS

OF

HAVERSTICK GOVERNMENT SOLUTIONS, INC. (the "Corporation")

ARTICLE I

Fiscal Year

        Unless otherwise designated by the Board of Directors, the first fiscal year of the Corporation after the adoption of these Regulations shall end the last day of December, 1999. Subsequently, the fiscal year of the Corporation shall commence on the 1st day of January, 2000, or be such other period as the Board of Directors may designate.

ARTICLE II

Shareholders

        Section 1.    Meetings of the Shareholders.

          1.1    Animal Meetings.    The Annual Meeting of the Shareholders of this Corporation, for the election of the Board of Directors and the transaction of such other business as may properly be brought before such meeting, shall be held at 10:00 a.m. on the first day of April of each year or such other time and at such place as designated by the Board of Directors. The First Annual Meeting shall be held in 2000. If the Annual Meeting is not held or if Directors are not elected thereat, a Special Meeting may be called and held for that purpose.

          1.2    Special Meetings.    Special meetings of the Shareholders may be held on any business day when called by the Chairman of the Board, if any, the President, a majority of Directors, or persons holding twenty-five percent of all voting power of the Corporation and entitled to vote. Calls for special business shall be considered at any such meeting other than that specified in the call therefor.

          1.3    Place of Meetings.    Any meeting of Shareholders may be held at such place within or without the State of Ohio as may be designated in the Notice of said meeting.

          1.4    Notice of Meeting and Waiver of Notice

            1.4.1    Notice.    Written notice of the time, place and purposes of any meeting of Shareholders shall be given to each Shareholder entitled thereto not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mail to the Shareholders at their respective addresses as they appear upon the records of the Corporation. Notice shall be deemed to have been given on the day mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

            1.4.2    Notice to Joint Owners.    All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such shares.

            1.4.3    Waiver.    Notice of any meeting may be waived in writing by any Shareholder either before or after any meeting, or by attendance at such meeting without protest to its commencement.

          1.5    Shareholders Entitled to Notice and to Vote.    If a record date shall not be fixed, the record date for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders shall be the close of business on the twentieth day prior to the date of the meeting and only Shareholders of record at such record date shall be entitled to notice of and to vote at such meeting.

          1.6    Quorum and Voting.    The holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for any meeting. The Shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

        In any other matter brought before any meeting of Shareholders, the affirmative vote of the holders of shares representing a majority of the votes actually cast shall be the act of the Shareholders provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion.

          1.7    Organization of Meetings.

            1.7.1    Presiding Officer.    The Chairman of the Board, or in his or her absence, the President, or in the absence of both of them, a Vice President of the Corporation, shall call all meetings of the Shareholders to order and shall act as Chairman thereof; if all are absent, the Shareholders shall elect a Chairman.

            1.7.2    Minutes.    The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

          1.8    Order of Business.    The order of business at all meetings of the Shareholders, unless waived or otherwise changed by the Chairman of the meeting or the Board of Directors, shall be as follows:

            1.8.1  Call meeting to order.

            1.8.2  Selection of Chairman and/or Secretary, if necessary.

            1.8.3  Proof of notice of meeting and presentment of affidavit thereof.

            1.8.4  Roll call, including filing of proxies with Secretary.

            1.8.5  Upon appropriate demand, appointment of inspectors of election.

            1.8.6  Reading, correction and approval of previously unapproved minutes.

            1.8.7  Reports of officers and committees.

            1.8.8  If an annual meeting, or meeting called for that purpose, election of Directors.

            1.8.9  Unfinished business, if an adjourned meeting.

            1.8.10  Consideration in sequence of all other matters set forth in the call for and written notice of the meeting.

            1.8.11  Any new business other than that set forth in the notice of the meeting which shall have been submitted to the Secretary of the Corporation in writing at least fifteen days prior to the date of the meeting.

            1.8.12  Adjournment.

          1.9    Voting.    Except as provided by statute or in the Articles, every Shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record on the record date for the determination of the Shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles, or these Regulations.

          1.10    Proxies.    A person who is entitled to attend a Shareholders' meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney which may be transmitted physically, or by mail, by facsimile or other electronic medium.

          1.11    List of Shareholders.    At any meeting of Shareholders a list of Shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting, shall be produced on the request of any Shareholder.

        Section 2.    Action of Shareholders Without a Meeting.

        Any action which may be taken at a meeting of Shareholders may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed or entered upon the records of the Corporation.

ARTICLE III

Directors

        Section 3.    General Powers.

        The authority of this Corporation shall be exercised by or under the direction of the Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the Shareholders.

        Section 4.    Election, Number and Qualification of Directors.

          4.1    Election.    The Directors shall be elected at the annual meeting of the Shareholders, or if not so elected, at a special meeting of Shareholders called for that purpose. Only persons nominated by an officer, director or in writing by a shareholder at least fifteen days prior to the meeting at which directors are to be elected, shall be eligible for election.

          4.2    Number.    The number of Directors, which shall not be less than the lesser of three or the number of Shareholders of record, may be fixed or changed at a meeting of the Shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. The initial number of Directors shall be two (2). In addition, the number of Directors may be fixed or changed by action of the Directors at a meeting called for that purpose at which a quorum is present by a majority vote of the Directors present at the meeting. The Directors then in office may fill any Director's office that is created by an increase in the number of Directors. The number of Directors elected shall be deemed to be the number of Directors fixed unless otherwise fixed by resolution adopted at the meeting at which such Directors are elected.

          4.3    Qualifications.    Directors need not be Shareholders of the Corporation.

        Section 5.    Term of Office of Directors.

          5.1    Term.    Each Director shall hold office until the next annual meeting of the Shareholders and until his successor has been elected or until his earlier resignation, removal from office, or death. Directors shall be subject to removal as provided by statute or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all Directors in accordance therewith.

          5.2    Resignation.    A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by any incumbent corporate officer other than an officer who is also the resigning Director, unless some other time is specified therein.

          5.3    Vacancy.    In the event of any vacancy in the Board of Directors for any cause, the remaining Directors, though less than a majority of the whole Board, may fill any such vacancy for the unexpired term.

        Section 6.    Meetings of Directors.

          6.1    Regular Meetings.    A regular meeting of the Board of Directors shall be held immediately following the adjournment of the meeting of Shareholders at which Directors are elected. The holding of such Shareholders' meeting shall constitute notice of such Directors' meeting and such meeting shall be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the Directors.

          6.2    Special Meetings.    Special Meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, any Vice President, or any two Directors.

          6.3    Place of Meeting.    Any meeting of Directors may be held at such place within or without the State of Ohio as may be designated in the notice of said meeting.

          6.4    Notice of Meeting and Waiver of Notice.    Notice of the time and place of any regular or special meeting of the Board of Directors shall be given to each Director by personal delivery, telephone, facsimile transmission or mail at least forty-eight hours before the meeting, which notice need not specify the purpose of the meeting.

        Section 7.    Quorum and Voting.

        At any meeting of Directors, not less than one-half of the whole authorized number of Directors is necessary to constitute a quorum for such meeting, except that a majority of the remaining Directors in office constitutes a quorum for filling a vacancy in the Board. At any meeting at which a quorum is present, all acts, questions, and business which may come before the meeting shall be determined by a majority of votes cast by the Directors present at such meeting, unless the vote of a greater number is required by the Articles, Regulations or By-Laws.

        Section 8.    Committees.

          8.1    Appointment.    The Board of Directors may from time to time appoint certain of its members to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees power to be exercised under the control and direction of the Board. Each committee shall be composed of at least three directors unless a lesser number is allowed by law. Each such committee and each member thereof shall serve at the pleasure of the Board.

          8.2    Executive Committee.    In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control and the business of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.

          8.3    Committee Action.    Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

        Section 9.    Action of Directors Without a Meeting.

        Any action which may be taken at a meeting of Directors or any committee thereof may be taken without a meeting if authorized by a writing or writings signed by all the Directors or all of the members of the particular committee, which writing or writings shall be filed or entered upon the records of the Corporation.

        Section 10.    Compensation of Directors.

        The Board of Directors may allow compensation to directors for performance of their duties and for attendance at meetings or for any special services, may allow compensation to members of any committee, and may reimburse any Director for his expenses in connection with attending any Board or committee meeting.

        Section 11.    Relationship with Corporation.

        Directors shall not be barred from providing professional or other services to the Corporation. No contract, action or transaction shall be void or voidable with respect to the Corporation for the reason that it is between or affects the Corporation and one or more of its Directors, or between or affects the Corporation and any other person in which one or more of its Directors are directors, trustees or officers or have a financial or personal interest, or for the reason that one or more interested Directors participate in or vote at the meeting of the Directors or committee thereof that authorizes such contract, action or transaction, if in any such case any of the following apply:

          11.1 the material facts as to the Director's relationship or interest and as to the contract, action or transaction are disclosed or are known to the Directors or the committee and the Directors or committee, in good faith, reasonably justified by such facts, authorize the contract, action or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum;

          11.2 the material facts as to the Director's relationship or interest and as to the contract, action or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract, action or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract, action or transaction; or

          11.3 the contract, action or transaction is fair as to the Corporation as of the time it is authorized or approved by the Directors, a committee thereof or the shareholders.

        Section 12.    Attendance at Meetings of Persons Who Are Not Directors

        Unless waived by a majority of Directors in attendance, not less than twenty-four (24) hours before any regular or special meeting of the Board of Directors, any Director who desires the presence at such meeting of a person who is not a Director shall so notify all other Directors, request the presence of such person at the meeting, and state the reason in writing. Such person will not be permitted to attend the Directors' meeting unless a majority of the Directors in attendance vote to admit such person to the meeting. Such vote shall constitute the first order of business for any such meeting of the Board of Directors. Such right to attend, whether granted by waiver or vote, may be revoked at any time during any such meeting by the vote of a majority of the Directors in attendance.

ARTICLE IV

Officers

        Section 13.    General Provisions.

        The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, one or more Vice Presidents, and such other officers and assistant officers as the Board may from time-to-time deem necessary. The Chairman of the Board, if any, shall be a Director, but none of the other officers need be a Director. Any two or more offices may be held by .the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

        Section 14.    Powers and Duties.

        All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the powers or duties of such officer, or any of them may be delegated, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties.

        Section 15.    Term of Office and Removal.

          15.1    Term.    Each officer of the Corporation shall hold office at the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the meeting of the Board of Directors following the date of election of Directors and until his successor is elected and qualified.

          15.2    Removal.    The Board of Directors may remove any officer at any time with or without cause by the affirmative vote of a majority of Directors in office.

        Section 16.    Compensation of Officers.

        Unless compensation is otherwise determined by a majority of the Directors at a regular or special meeting of the Board of Directors or unless such determination is delegated by the Board of Directors to another officer or officers, the President of the Corporation from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the Corporation.

ARTICLE V

Indemnification

        Section 17.    Right of Indemnification.

        To the fullest extent permitted by the General Corporation Law of Ohio, the Corporation shall indemnify each person who is made or threatened to be made a party to any proceeding, whether brought by or in the right of the Corporation, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, and such persons, their executors and administrators, shall be indemnified by the Corporation against all costs and expenses actually and reasonably incurred by such person concerning, or in connection with, the defense of any claim asserted or suit or proceeding brought against such person by reason of that person's conduct, actions or inaction in such capacity at the time of incurring such costs or expenses, except costs and expenses incurred in relation to matters as to which such person shall have been willfully derelict in the performance of such person's duty. Such costs and expenses shall include the cost of reasonable settlements (with or without suit), judgments, attorneys' fees, costs of suit, fines and penalties and other liabilities (other than amounts paid by any such person to this Corporation or any subsidiary thereof). To the extent any of the indemnification provisions set forth in this Article prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the full extent authorized by the General Corporation Law of Ohio.

        Section 18.    Definition of Performance.

        For the purposes .of this Article, a Director, officer or member of a committee shall conclusively be deemed not to have been willfully derelict in the performance of such person's duty as such Director, officer or member of committee:

          18.1    Determination by Suit.    In a matter which shall have been the subject of a suit or proceeding in which such person was a party which is disposed of by adjudication on the merits, unless such person shall have been finally adjudged in such suit or proceeding to have been willfully derelict in the performance of that person's duty as such Director, officer or member of a committee; or

          18.2    Determination by Committee.    In a matter not falling within above, a majority of disinterested members of the Board of Directors or a majority of a committee of disinterested Shareholders of the Corporation, selected as hereinafter provided, shall determine that such person was not willfully derelict. Such determination shall be made by the disinterested members of the Board of Directors except where such members shall determine that such matter should be referred to said committee of disinterested Shareholders.

        Section 19.    Selection of Committee.

        The selection of a committee of Shareholders provided above may be made by the majority vote of the disinterested Directors or, if there be no disinterested Director or Directors, by the chief executive officer of the Corporation. A Director or Shareholder shall be deemed disinterested in a matter if such person has no interest therein other than as a Director or Shareholder of the Corporation as the case may be. The Corporation shall pay the fees and expenses of the Shareholders or Directors, as the case may be, incurred in connection with making a determination as above provided.

        Section 20.    Non-Committee Determination.

        If a Director, officer or member of a committee shall be found by some other method not to have been willfully derelict in the performance of such person's duty as such Director, officer or member of a committee, then such determination as to dereliction shall not be questioned on the ground that it was made otherwise than as provided above.

        Section 21.    Indemnification by Law.

        The foregoing right of indemnification shall be in addition to any rights to which any such person may otherwise be entitled as a matter of law.

        Section 22.    Miscellaneous.

        The right of indemnification conferred hereby shall be extended to any threatened action, suit or proceeding, and the failure to institute it shall be deemed its final determination. Advances may be made by the Corporation against costs, expenses and fees, as and upon the terms, determined by the Board of Directors.

ARTICLE VI

Amendments

        These Regulations may be amended by the affirmative vote or the written consent of the Shareholders entitled to exercise a majority of the voting power on such proposal. If an amendment is adopted by written consent the Secretary shall mail a copy of such amendment to each Shareholder who would be entitled to vote thereon and did not participate in the adoption thereof. These Regulations may also be amended by the affirmative vote of a majority of the directors to the extent permitted by Ohio law at the time of such amendment.

QuickLinks

  Exhibit 3.33
REGULATIONS OF HAVERSTICK GOVERNMENT SOLUTIONS, INC. (the "Corporation")
ARTICLE I Fiscal Year
ARTICLE II Shareholders
ARTICLE III Directors
ARTICLE IV Officers
ARTICLE V Indemnification
ARTICLE VI Amendments